As filed with the Securities and Exchange Commission on July 24, 2013

Registration No. 333-137692
Registration No. 333-150423
Registration No. 333-173184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENT NO. 333-137692
POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENT NO. 333-150423
POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENT NO. 333-173184
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

QUALCOMM INCORPORATED 2006 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Paul E. Jacobs
Chairman of the Board and Chief Executive Officer
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

QUALCOMM Incorporated (the “Company”) is filing this post-effective amendment solely to pay registration fees attributable to 7,381,233 shares issuable under the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended. These shares were previously registered in Form S-8 Registration Statements (333-137692; 333-150423; and 333-173184).

The Company recently discovered that these Form S-8 Registration Statements had incorrectly claimed credit for certain prior registration fee payments, and the underpayment is being paid with this filing.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share[1]	Proposed maximum aggregate offering price[1]	Amount of registration fee[1]
QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended
Common Stock, Par Value $0.0001	N/A	$61.33	$452,691,020	$61,747

1.
The price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and is based upon the average of the high and low prices of the Common Stock on July 19, 2013, as reported on the NASDAQ Global Select Market.

EXHIBIT INDEX

23	Consent of PricewaterhouseCoopers LLP (filed herewith)
24	Power of Attorney (included in signature pages)

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statements with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 24, 2013.

QUALCOMM Incorporated

By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chairman of the Board and
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Paul E. Jacobs and George S. Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statements on Form S-8 with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs	Chairman of the Board and Chief Executive Officer	July 24, 2013
Paul E. Jacobs	(Principal Executive Officer)

/s/ George S. Davis	Executive Vice President and Chief Financial Officer	July 24, 2013
George S. Davis	(Principal Financial and Accounting Officer)

/s/ Barbara T. Alexander	Director	July 24, 2013
Barbara T. Alexander

/s/ Donald G. Cruickshank	Director	July 24, 2013
Donald G. Cruickshank

/s/ Raymond V. Dittamore	Director	July 24, 2013
Raymond V. Dittamore

/s/ Susan Hockfield	Director	July 24, 2013
Susan Hockfield

/s/ Thomas W. Horton	Director	July 24, 2013
Thomas W. Horton

/s/ Sherry Lansing	Director	July 24, 2013
Sherry Lansing

/s/ Duane A. Nelles	Director	July 24, 2013
Duane A. Nelles

/s/ Francisco Ros	Director	July 24, 2013
Francisco Ros

/s/ Jonathan J. Rubinstein	Director	July 24, 2013
Jonathan J. Rubinstein

/s/ Brent Scowcroft	Director	July 24, 2013
Brent Scowcroft

/s/ Marc I. Stern	Director	July 24, 2013
Marc I. Stern